Exhibit 5.1

13 February 2019

Matter No.:361824

Doc Ref: 15163512

+1 441 278 7904

edward.rance@conyersdill.com

Auris Medical Holding AG

Bahnhofstrasse 21

63 Zug

Switzerland

Dear Sirs,

Continuation of Auris Medical Holding AG from Switzerland to Bermuda

We have acted as special Bermuda legal counsel to Auris Medical Holding AG, a Swiss company (the "Company") in connection with the discontinuance of the Company under the laws of the Switzerland and its continuance as a company under the laws of Bermuda and in connection therewith a registration statement on form F-4 (Registration No. 333-229401) filed with the U.S. Securities and Exchange Commission (the "Commission") on 29 January 2019 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of 37,495,859 common shares, par value CHF 0.02 each (the "Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) that the Company has been duly incorporated, is validly existing and in good standing under the laws of the Switzerland, (b) that the laws of Switzerland permit the Company to discontinue as a Swiss company and continue its existence as a Bermuda company, (c) that the Company has the necessary power and authority to discontinue as a Swiss company and to continue its existence as a Bermuda company, (d) that the Company will take all action required to authorise its discontinuance as a company in Switzerland and its continuance as a company in Bermuda, (e) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (f) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (g) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (h) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, and (i) that immediately prior to the continuance of the Company as a company under the laws of Bermuda the issued shares of the Company (consisting of an aggregate of 37,495,859 common shares, par value CHF 0.02 each) shall be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The continuance of the Company as a company under the laws of Bermuda is permissible under the laws of Bermuda.

2.	Upon the continuance of the Company in Bermuda the Shares shall be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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